UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 17, 2008

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

and

Item 3.02	Unregistered Sales of Equity Securities.

Lone Star Acquisition

On July 17, 2008, Penn Virginia Resource Partners, L.P. (“PVR”) completed the previously announced purchase (the “Transaction”) of substantially all of the assets of Lone Star Gathering, L.P. (“Lone Star”). Lone Star’s assets are located in the southern portion of the Fort Worth Basin of north Texas in Bosque, Erath, Hamilton, Hill, Johnson and Somervell Counties and include approximately 129 miles of gas gathering pipelines and approximately 240,000 acres dedicated by active producers.

The purchase price for the Lone Star assets consisted of the following:

•

$160 million of consideration paid at the closing of the Transaction, consisting of (i) $80 million in cash, (ii) 2,009,995 common units of Penn Virginia GP Holdings, L.P. (the “PVG Common Units”) that were valued in the aggregate at $65 million for purposes of the Transaction and (iii) 542,610 newly-issued common units of PVR (the “PVR Common Units”) that were valued in the aggregate at $15 million for purposes of the Transaction;

•	$5 million in cash payable on December 31, 2009; and

•

Contingent payments of $30 million and $25 million, payable at PVR’s election in cash or common units of PVR, each of which payments will be triggered if, on or before June 30, 2013, PVR and its affiliates reach certain gas gathering and processing revenue targets in the geographic operating area where a portion of the acquired assets are located.

The PVG Common Units and the PVR Common Units were transferred to Lone Star in sales of securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the exemptions provided by Section 4(2) under the Securities Act.

A copy of the Purchase and Sale Agreement, as amended, relating to the Transaction is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

PVG Units Acquisition

On July 17, 2008 and prior to and in connection with the closing of the Transaction, PVR completed the previously announced purchase of an aggregate of 2,009,995 PVG Common Units referred to above from affiliates of Penn Virginia Corporation (“PVA”) in sales of securities that were not registered under the Securities Act in accordance with the exemption provided under Section 4(2) under the Securities Act. PVR purchased 564,694 PVG Common Units from Penn Virginia Resource LP Corp., a wholly-owned subsidiary of PVA, and 1,445,301 PVG Common Units from Kanawha Rail Corp., a wholly-owned subsidiary of PVA. The aggregate purchase price for the PVG Common Units purchased by PVR was $61,750,020. A copy of the Units Purchase Agreement relating to the purchase of the PVG Common Units is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

PVA currently indirectly owns the non-economic general partner interest in PVG and an approximately 77% limited partner interest in PVG. PVG currently owns the 2% general partner interest in PVR and an approximately 37% limited partner interest in PVR.

Item 1.02	Termination of a Material Definitive Agreement

and

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 17, 2008 (the “Prepayment Date”), Penn Virginia Operating Co., LLC, a wholly-owned subsidiary of PVR (“PVOC”), completed its previously announced prepayment of its 6.02% senior unsecured notes due 2013 (the “Notes”). In connection with the prepayment of the Notes, on the Prepayment Date, PVOC paid the holders of the Notes an aggregate of $63,260,720, which amount consisted of the $58,400,000 aggregate principal amount outstanding on the Notes on the Prepayment Date, $1,074,236 in accrued and unpaid interest on the Notes through the Prepayment Date and $3,786,484 in make-whole amounts due in connection with the prepayment of the Notes. As a result of the prepayment of the Notes, PVOC’s obligations under the Notes Purchase Agreements governing the Notes terminated.

Item 7.01	Regulation FD Disclosure.

On July 17, 2008, PVR issued a press release announcing closing of the Transaction described in Item 2.01 of this Form 8-K. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

PVR will file, by an amendment to this Current Report on Form 8-K, the financial statements of Lone Star required by subparagraph (a) of this Item 9.01 as promptly as practicable, but not later than October 2, 2008.

(b)	Pro Forma Financial Information.

PVR will file, by an amendment to this Current Report on Form 8-K, the pro forma financial information required by subparagraph (b) of this Item 9.01 as promptly as practicable, but not later than October 2, 2008.

(d)	Exhibits.

2.1	Purchase and Sale Agreement dated as of June 17, 2008 by and between Lone Star Gathering, L.P. and Penn Virginia Resource Partners, L.P., as amended by First Amendment to Purchase and Sale Agreement dated as of July 17, 2008.

10.1	Units Purchase Agreement dated as of June 17, 2008 by and among Penn Virginia Resource LP Corp., Kanawha Rail Corp. and Penn Virginia Resource Partners, L.P.

99.1	Penn Virginia Resource Partners, L.P. press release dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2008

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description
2.1	Purchase and Sale Agreement dated as of June 17, 2008 by and between Lone Star Gathering, L.P. and Penn Virginia Resource Partners, L.P., as amended by First Amendment to Purchase and Sale Agreement dated as of July 17, 2008.

10.1	Units Purchase Agreement dated as of June 17, 2008 by and among Penn Virginia Resource LP Corp., Kanawha Rail Corp. and Penn Virginia Resource Partners, L.P.

99.1	Penn Virginia Resource Partners, L.P. press release dated July 17, 2008.